Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Ed Markey
330-796-8801
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports Fourth Quarter, Full-Year 2019 Results

•	Full-year cash flow from operations of $1.2 billion, up 32% year over year, reflecting improved working capital performance

•	U.S. consumer replacement volume increased 4% in 2019, driven by strong growth in the premium, large-rim diameter segment

•	Fourth quarter global replacement volume growth outpaced the industry

•	Growth in global commercial truck tire shipments exceeded industry in 2019

•	Positive trend in price versus raws continues in the fourth quarter

AKRON, Ohio, Feb. 11, 2020 – The Goodyear Tire & Rubber Company today reported results for the fourth quarter and full-year of 2019.

“In the U.S., market conditions remained largely stable and our consumer and commercial replacement businesses delivered strong performances this year, as they benefited from the strength of our brand, new product introductions, and the steps we have taken to align our distribution,” said Richard J. Kramer, chairman, chief executive officer and president. “We also delivered solid consumer replacement growth in both China and Brazil during the second half of the year,” he added.

“We continue to face a challenging global environment, including recessionary demand trends in many international markets. To address these challenges, we remain focused on further improving our cost structure and working capital management, while continuing to build our capabilities to enable mobility, today and in the future,” said Kramer.

Goodyear’s fourth quarter 2019 sales were $3.7 billion, down 4% from a year ago, driven primarily by lower industry volume and unfavorable foreign currency translation, partially offset by improved price/mix.

Tire unit volumes totaled 39.6 million, down 2% from 2018. Original equipment unit volume decreased 10%, driven by lower global vehicle production. Replacement tire shipments increased slightly.

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Goodyear’s fourth quarter 2019 net loss was $392 million ($1.68 per share) compared to net income of $110 million ($0.47 per share) a year ago. The decrease was driven by discrete tax adjustments of $380 million during the fourth quarter of 2019, including a non-cash charge of $334 million related to an acceleration of royalty income in the U.S. from the sale of the next twelve years of European royalty payments to our Luxembourg business, and rationalization charges of $77 million. Fourth quarter 2019 adjusted net income was $45 million (19 cents per share), compared to $120 million (51 cents per share) in 2018. Per share amounts are diluted.

The company reported segment operating income of $242 million in the fourth quarter of 2019, down from $307 million a year ago. The decline primarily reflects a decrease in favorable indirect tax settlements in Brazil, lower factory utilization and lower volume.

Full-Year Results

Goodyear’s 2019 net sales were $14.7 billion, a 5% decrease from the prior year due to unfavorable foreign currency translation, lower volume and reduced third-party chemical sales. These factors were partially offset by improved price/mix.

Tire unit volumes totaled 155.3 million, down 2% from 2018. Original equipment volume decreased 8%, primarily due to lower global vehicle production. Replacement tire shipments were essentially unchanged.

Goodyear’s 2019 net loss was $311 million ($1.33 per share) compared to net income of $693 million ($2.89 per share) in the prior year. The 2019 period included several significant items, most notably discrete tax adjustments of $386 million and rationalization charges of $205 million, primarily related to the previously announced plan to modernize two tire manufacturing facilities in Germany and a plan to curtail production of tires for declining, less profitable segments of the tire market at our Gadsden, Alabama, manufacturing facility. Goodyear’s 2018 net income included a net gain of $272 million resulting from the TireHub transaction, net of transaction costs. Full-year 2019 adjusted net income was $253 million ($1.08 per share) compared to $555 million ($2.32 per share) in the prior year. Per share amounts are diluted.

The company reported segment operating income of $945 million in 2019, down from $1,274 million a year ago. The decrease primarily reflects higher raw material costs, lower volume, a decrease in favorable indirect tax settlements in Brazil and unfavorable foreign currency translation, which were partially offset by improved price/mix.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2019 and 2018 periods.

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Business Segment Results

Americas

	Fourth Quarter		Twelve Months
(in millions)	2019	2018	2019	2018
Tire Units	18.7	19.1	70.4	70.9
Net Sales	$2,026	$2,114	$7,922	$8,168
Segment Operating Income	152	179	550	654
Segment Operating Margin	7.5%	8.5%	6.9%	8.0%

Americas’ fourth quarter 2019 sales of $2.0 billion were 4% lower than in the previous year, driven by lower third-party chemical sales and lower volume, partially offset by improved price/mix. Tire unit volume declined 2%. Replacement tire shipments increased 2%, led by growth in the U.S. and Brazil. Original equipment unit volume declined 18%. The reduction was driven by our U.S. business, reflecting lower vehicle production, including the impact of a strike at a major OE customer, and strategic fitment choices.

Fourth quarter 2019 segment operating income of $152 million was down 15% compared to the prior year. The decline was more than explained by a decrease in favorable indirect tax settlements in Brazil of $21 million and the impact of a strike at a major OE customer.

Europe, Middle East and Africa

	Fourth Quarter		Twelve Months
(in millions)	2019	2018	2019	2018
Tire Units	13.0	13.7	55.1	57.8
Net Sales	$1,141	$1,210	$4,708	$5,090
Segment Operating Income	38	74	202	363
Segment Operating Margin	3.3%	6.1%	4.3%	7.1%

Europe, Middle East and Africa’s fourth quarter 2019 sales decreased 6% from last year to $1.1 billion, primarily attributable to lower volume and unfavorable foreign currency translation, partially offset by improved price/mix. Tire unit volume decreased 4%. Replacement tire shipments fell 2%, driven by decreased industry demand, particularly in the winter tire segment. Original equipment unit volume decreased 12%, attributable to lower vehicle production and strategic fitment choices.

Fourth quarter 2019 segment operating income of $38 million was 49% lower than the prior year’s quarter, driven by reduced volume and higher conversion costs.

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Asia Pacific

	Fourth Quarter		Twelve Months
(in millions)	2019	2018	2019	2018
Tire Units	7.9	7.9	29.8	30.5
Net Sales	$546	$552	$2,115	$2,217
Segment Operating Income	52	54	193	257
Segment Operating Margin	9.5%	9.8%	9.1%	11.6%

Asia Pacific’s fourth quarter 2019 sales decreased 1% to $546 million, reflecting lower sales in other tire-related businesses and unfavorable foreign currency translation. Tire unit volume was unchanged. Replacement tire shipments decreased 3%, which was more than explained by lower industry demand in Japan. Original equipment unit volume rose 4%, driven by growth in China.

Fourth quarter 2019 segment operating income of $52 million was 4% lower than last year, driven by higher selling, administrative and general expenses and lower price/mix.

Disruption of Operations in China

As is the case with many other companies, Goodyear’s operations in China have been disrupted by the coronavirus. The company’s office-based associates will continue to work remotely through at least Feb. 17. Following a nine-day closure, the Goodyear-Pulandian manufacturing plant restarted operations on a limited basis on Feb. 10 to support customers across the Asia Pacific region. It is not clear what the full impact of the coronavirus disruption will be.

AndGo

At the 2020 Consumer Electronics Show, Goodyear unveiled AndGo, a digital vehicle servicing platform that combines predictive software and a trusted, national service network to enable consumer fleets to be ready to go when they are needed.

Goodyear Ventures

In January, Goodyear announced a new venture capital fund, Goodyear Ventures, with $100 million targeted for investments in future mobility technology over the next 10 years to accelerate its innovation efforts.

Common Stock Dividend

The company declared a quarterly dividend of 16 cents per share of common stock on Jan. 14, 2020, payable on March 2, 2020, to shareholders of record on Feb. 3, 2020. The payout represents an annual rate of 64 cents per share.

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Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Darren R. Wells, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (800) 895-3361 or (785) 424-1062 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 839-3011 or (402) 220-7231. The replay will also remain available on the website.

Goodyear is one of the world’s largest tire companies. It employs about 63,000 people and manufactures its products in 47 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2019	2018	2019	2018
NET SALES	$3,713	$3,876	$14,745	$15,475

Cost of Goods Sold	2,903	3,008	11,602	11,961
Selling, Administrative and General Expense	618	580	2,323	2,312
Rationalizations	77	4	205	44
Interest Expense	79	85	340	321
Other (Income) Expense	24	(3)	98	(174)

Income before Income Taxes	12	202	177	1,011
United States and Foreign Tax Expense	411	92	474	303

Net Income (Loss)	(399)	110	(297)	708
Less: Minority Shareholders’ Net Income (Loss)	(7)	—	14	15

Goodyear Net Income (Loss)	$(392)	$110	$(311)	$693

Goodyear Net Income (Loss) - Per Share of Common Stock
Basic	$(1.68)	$0.47	$(1.33)	$2.92

Weighted Average Shares Outstanding	234	233	233	237
Diluted	$(1.68)	$0.47	$(1.33)	$2.89

Weighted Average Shares Outstanding	234	235	233	239

Cash Dividends Declared Per Common Share	$0.16	$0.16	$0.64	$0.58

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(In millions, except share data)	2019	2018
Assets:
Current Assets:
Cash and Cash Equivalents	$908	$801
Accounts Receivable, less Allowance - $111 ($113 in 2018)	1,941	2,030
Inventories:
Raw Materials	530	569
Work in Process	143	152
Finished Products	2,178	2,135

	2,851	2,856
Prepaid Expenses and Other Current Assets	234	238

Total Current Assets	5,934	5,925
Goodwill	565	569
Intangible Assets	137	136
Deferred Income Taxes	1,527	1,847
Other Assets	959	1,136
Operating Lease Right-of-Use Assets	855	—
Property, Plant and Equipment, less Accumulated Depreciation – $10,488 ($10,161 in 2018)	7,208	7,259

Total Assets	$17,185	$16,872

Liabilities:
Current Liabilities:
Accounts Payable - Trade	$2,908	$2,920
Compensation and Benefits	536	471
Other Current Liabilities	734	737
Notes Payable and Overdrafts	348	410
Operating Lease Liabilities due Within One Year	199	—
Long Term Debt and Finance Leases due Within One Year	562	243

Total Current Liabilities	5,287	4,781
Operating Lease Liabilities	668	—
Long Term Debt and Finance Leases	4,753	5,110
Compensation and Benefits	1,334	1,345
Deferred Income Taxes	90	95
Other Long Term Liabilities	508	471

Total Liabilities	12,640	11,802
Commitments and Contingent Liabilities
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 233 million (232 million in 2018)	233	232
Capital Surplus	2,141	2,111
Retained Earnings	6,113	6,597
Accumulated Other Comprehensive Loss	(4,136)	(4,076)

Goodyear Shareholders’ Equity	4,351	4,864
Minority Shareholders’ Equity – Nonredeemable	194	206

Total Shareholders’ Equity	4,545	5,070

Total Liabilities and Shareholders’ Equity	$17,185	$16,872

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended
	December 31,
(In millions)	2019	2018
Cash Flows from Operating Activities:
Net Income (Loss)	$(297)	$708
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	795	778
Amortization and Write-Off of Debt Issuance Costs	15	15
Provision for Deferred Income Taxes	323	131
Net Pension Curtailments and Settlements	6	22
Net Rationalization Charges	205	44
Rationalization Payments	(59)	(174)
Net Gains on Asset Sales	(16)	(1)
Gain on TireHub Transaction, Net of Transaction Costs	—	(272)
Operating Lease Expense	292	—
Operating Lease Payments	(267)	—
Pension Contributions and Direct Payments	(79)	(74)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	71	(172)
Inventories	6	(171)
Accounts Payable - Trade	5	223
Compensation and Benefits	184	(26)
Other Current Liabilities	(50)	(181)
Other Assets and Liabilities	73	66

Total Cash Flows from Operating Activities	1,207	916
Cash Flows from Investing Activities:
Capital Expenditures	(770)	(811)
Asset Dispositions	12	2
Short Term Securities Acquired	(113)	(68)
Short Term Securities Redeemed	106	68
Notes Receivable	(7)	(55)
Other Transactions	(28)	(3)

Total Cash Flows from Investing Activities	(800)	(867)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	1,880	1,944
Short Term Debt and Overdrafts Paid	(1,933)	(1,795)
Long Term Debt Incurred	5,942	6,455
Long Term Debt Paid	(6,008)	(6,469)
Common Stock Issued	1	4
Common Stock Repurchased	—	(220)
Common Stock Dividends Paid	(148)	(138)
Transactions with Minority Interests in Subsidiaries	(26)	(31)
Debt Related Costs and Other Transactions	(15)	7

Total Cash Flows from Financing Activities	(307)	(243)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	1	(43)

Net Change in Cash, Cash Equivalents and Restricted Cash	101	(237)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Year	873	1,110

Cash, Cash Equivalents and Restricted Cash at End of the Year	$974	$873

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income (Loss) and to Total Segment Operating Margin is Return on Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Adjusted Net Income is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2019	2018	2019	2018
Total Segment Operating Income	$242	$307	$945	$1,274
Rationalizations	(77)	(4)	(205)	(44)
Interest Expense	(79)	(85)	(340)	(321)
Other Income (Expense)	(24)	3	(98)	174
Asset Write-offs and Accelerated Depreciation	(13)	(2)	(15)	(4)
Corporate Incentive Compensation Plans	(22)	(7)	(50)	(13)
Retained Expenses of Divested Operations	(3)	(2)	(10)	(9)
Other	(12)	(8)	(50)	(46)

Income before Income Taxes	$12	$202	$177	$1,011
United States and Foreign Taxes	411	92	474	303
Less: Minority Shareholders Net Income (Loss)	(7)	—	14	15

Goodyear Net Income (Loss)	$(392)	$110	$(311)	$693

Sales	$3,713	$3,876	$14,745	$15,475
Return on Sales	(10.6)%	2.8%	(2.1)%	4.5%
Total Segment Operating Margin	6.5%	7.9%	6.4%	8.2%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Tables

Fourth Quarter 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted*	Diluted EPS
(In millions, except EPS)
As Reported	$12	$411	$(7)	$(392)	234	$(1.68)
Significant Items:
Indirect Tax Settlements and Discrete Tax Items	(21)	(387)	10	356		1.52
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	90	20		70		0.30
Beaumont, Texas Flooding	20			20		0.08
Pension Settlements	5	1		4		0.02
Gain on Acquisition, Net of Transaction Costs	(2)			(2)		(0.01)
Net Gains on Asset Sales	(12)	(1)		(11)		(0.04)

	80	(367)	10	437		1.87

As Adjusted	$92	$44	$3	$45	235	$0.19

*

Weighted Average Shares Outstanding-Diluted for the calculation of as-reported diluted EPS excludes 1 million weighted average equivalent shares outstanding for stock options and other securities that were anti-dilutive.

Fourth Quarter 2018	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$202	$92	—	$110	235	$0.47
Significant Items:
Pension Settlements	9	2		7		0.03
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	6	2		4		0.02
Discrete Tax Items	(73)	(72)		(1)		(0.01)

	(58)	(68)		10		0.04

As Adjusted	$144	$24	—	$120	235	$0.51

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Full Year 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted*	Diluted EPS
(In millions, except EPS)
As Reported	$177	$474	$14	$(311)	233	$(1.33)
Significant Items:
Indirect Tax Settlements and Discrete Tax Items	(27)	(394)	(7)	374		1.59
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	220	42	1	177		0.76
Beaumont, Texas Flooding	25			25		0.11
Pension Settlements	5	1		4		0.02
Legal Claims Related to Discontinued Operations	5	1		4		0.02
Net Insurance Recovery from Hurricanes	(4)	(1)		(3)		(0.01)
Gain on Acquisition, Net of Transaction Costs	(2)			(2)		(0.01)
Net Gains on Asset Sales	(16)	(1)		(15)		(0.07)

	206	(352)	(6)	564		2.41

As Adjusted	$383	$122	$8	$253	234	$1.08

*

Weighted Average Shares Outstanding-Diluted for the calculation of as-reported diluted EPS excludes 1 million weighted average equivalent shares outstanding for stock options and other securities that were anti-dilutive.

Full Year 2018	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$1,011	$303	$15	$693	239	$2.89
Significant Items:
Rationalizations, Asset Write-Offs, and Accelerated Depreciation Charges	48	12	1	35		0.15
Pension Settlements	22	5		17		0.07
Hurricane Effect	12			12		0.05
Pension Standard Change	9	2		7		0.03
Brazil Transportation Strike	7	2		5		0.02
Legal Claims Related to Discontinued Operations	4	1		3		0.01
Insurance Recovery - Discontinued Products	(3)	(1)		(2)		(0.01)
Net Gains on Asset Sales	(1)			(1)		(0.01)
Discrete Tax Items	(95)	(88)		(7)		(0.02)
Gain on TireHub Transaction, Net of Transaction Costs	(272)	(65)		(207)		(0.86)

	(269)	(132)	1	(138)		(0.57)

As Adjusted	$742	$171	$16	$555	239	$2.32

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